Contract Audit

REPORT DATE July 27th, 2019

REPORT VERSION 3.0

PREPARED BY

HOSHO

This document outlines the overall security of Inx's smart contract as evaluated by Hosho's Smart Contract auditing team. The scope of this audit was to analyze and document Inx's token contract codebase for quality, security, and correctness.

Contract Status


PASSING

All issues previously found in the scope of this audit have been fixed by the INX team. (See Complete Analysis)

Testable Code


YOUR AVERAGE
INDUSTRY STANDARD
0%
25%
50%
75%
100%

Testable code is 87.41%, which is below the industry standard of 95%. (See Coverage Report)

It should be noted that this audit is not an endorsement of the reliability or effectiveness of the contract, rather limited to an assessment of the logic and implementation. In order to ensure a secure contract that's able to withstand the Ethereum network's fast-paced and rapidly changing environment, we at Hosho recommend that the Inx team put in place a bug bounty program to encourage further and active analysis of the smart contract.

Table of Contents

Auditing Strategy and Techniques Applied

The Hosho team has performed a thorough review of the smart contract code, the latest version as written and updated on June 12th, 2019. All main contract files were reviewed using the following tools and processes. (See All Files Covered)

Throughout the review process, care was taken to ensure that the token contract:

- Implements and adheres to existing ERC-20 Token standards appropriately and effectively;
- Documentation and code comments match logic and behavior;
- Distributes tokens in a manner that matches calculations;
- Follows best practices in efficient use of gas, without unnecessary waste;
- Uses methods safe from reentrance attacks; and
- Is not affected by the latest vulnerabilities.

The Hosho team has followed best practices and industry-standard techniques to verify the implementation of Inx's token contract. To do so, the code is reviewed line-by-line by our team of expert pentesters and smart contract developers, documenting any issues as they are discovered. Part of this work includes writing a unit test suite using the Meadow testing framework. In summary, our strategies consist largely of manual collaboration between multiple team members at each stage of the review:

1	**Due diligence in assessing the overall code quality of the codebase.**
2	**Cross-comparison with other, similar smart contracts by industry leaders.**
3	**Testing contract logic against common and uncommon attack vectors.**
4	**Thorough, manual review of the codebase, line-by-line.**
5	**Deploying the smart contract to testnet and production networks using multiple client. implementations to run live tests.**

2.1 Summary

Several issues were raised over the course of a secondary audit carried out on the Inx contracts. Special care was taken by the Hosho auditing team during this examination to verify that the fixes for these issues had been properly implemented. The specific issues identified were the ability to bypass the lock functionality and transfer tokens in a locked state, and the incorrect number of tokens being moved during a token transfer. Both items have been fixed by the Inx team.

2.2 Coverage Report

As part of our work assisting Inx in verifying the correctness of their contract code, our team was responsible for writing a unit test suite using the Meadow testing framework.

- Branches: 75.68%
- Functions: 95.12%
- Lines: 91.43%

2.3 Failing Tests

No failing tests!

For ease of navigation, sections are arranged from most critical to least critical. Issues are tagged "Resolved" or "Unresolved" depending on whether they have been fixed or still need addressing. Furthermore, the severity of each issue is written as assessed by the risk of exploitation or other unexpected or otherwise unsafe behavior:

Critical

The issue affects the contract in such a way that funds may be lost, allocated incorrectly, or otherwise result in a significant loss.

High

The issue affects the ability of the contract to compile or operate in a significant way.

Medium

The issue affects the ability of the contract to compile or operate in a significant way.

Low

The issue has minimal impact on the contract's ability to operate.

Informational

The issue has no impact on the contract's ability to operate, and is meant only as additional information.

3.1 Resolved: totalSupply Not Set

CRITICAL

Contract: InxToken

Explanation
totalSupply is defined in basicToken, but is never set after that. This will result in a totalSupply of 0.

Resolution
totalSupply is properly defined.

3.2 Resolved: tokenDecimals Does Not Follow ERC-20 Standard

CRITICAL

Contract: InxToken

Explanation
Doesn't follow the ERC-20 standard. Uses the variable TOKEN_DECIMALS instead.

Resolution
tokenDecimals is properly defined.

3.3 Resolved: Inaccurate INITIAL_SUPPLY

CRITICAL

Contract: InxToken

Explanation

Doesn't multiply INITIAL_SUPPLY by TOKEN_DECIMALS when setting the balance of the owner.

Resolution

The INITIAL_SUPPLY is properly set.

3.4 Resolved: Nonexistent Event

CRITICAL

Contract: InxService

Explanation

updateInxService() fires a nonexistent event. Contract will not compile without auditor fix.

Resolution

The event has been properly declared in the contract.

3.5 Resolved: Unremovable Owners

CRITICAL

Contract: Whitelisters

Explanation

Overwrites removeOwner() in Ownable, which in turn makes it so owners can never be removed, and attempting to remove one just removes them from the whitelist.

Resolution

removeOwner() was removed from the Whitelisters contract.

3.6 Resolved: Does Not Implement ERC-20 Standard Functions

HIGH

Contract: InxToken

Explanation

Does not follow ERC-20 standards by implementing functions approve, allowance, or transferFrom.

Resolution

The ERC-20 standards are properly implemented.

3.7 Resolved: Deploying Unused Code

MEDIUM

Contract: InxToken

Explanation
All BasicToken functions are overwritten in InxToken. No reason to deploy unused code.

Resolution
The BasicToken contract is no longer utilized in the InxToken contract.

3.8 Resolved: Should Revert On Failed Transactions

LOW

Contract: InxToken

Explanation
The transfer() doesn't revert on failing transactions due to the whitelist.

Resolution
The transfer function now reverts on failed transactions.

3.9 Resolved: Redundant Function

LOW

Contract: Whitelisting

Explanation
checkWhitelistStatus() and isWhitelisted() are almost identical functions, making one of them redundant.

Resolution
isWhiteListed() has been removed from the contract.

3.10 Unnecessary Import

INFORMATIONAL

Contract: InxToken

Explanation
The InxToken contract imports the BasicToken contract but no longer utilizes it in any manner.

3.11 Updated: Should Make Use of SafeMath

INFORMATIONAL

Contract: Timelock

Explanation

The contract does not utilize SafeMath which could protect against integer overflow and underflow during specific operations.

Resolution

The contract is now using SafeMath to handle operations.

3.12 Updated: Misspelling

INFORMATIONAL

Contract: Timelock

Explanation

'check' in chekcNoneLockedAmount() is misspelled.

Resolution

The spelling error was fixed.

3.13 Updated: Misspelling

INFORMATIONAL

Contract: Timelock

Explanation

'check' in chekcLockup() is misspelled.

Resolution

The spelling error was fixed.

We are grateful to have been given the opportunity to work with the Inx team.

The Hosho auditing team is pleased to report all known issues have been addressed and fixed in the newest version of the Inx contracts.

The statements made in this document should not be interpreted as investment or legal advice, nor should its authors be held accountable for decisions made based on them.

We at Hosho recommend that the Inx team put in place a bug bounty program to encourage further analysis of the smart contract by other third parties.

HOSHO

Test Suite Results

Contract: HoshoAudit.ERC20BasicTests

- √ TransferFromRevertSendMoreThanApproval (0.0285640s)
- √ BalanceOfPass (0.0125810s)
- √ TransferRevertSendTo0 (0.0092690s)
- √ TransferFromRevertSendMoreThanBalance (0.0625910s)
- √ TransferFromRevertSendTo0 (0.0293820s)
- √ TransferRevertSendMoreThanBalance (0.0175650s)
- √ TransferFromPass (0.0425480s)
- √ AllowancePass (0.0209880s)
- √ TransferPass (0.0516940s)

Contract: HoshoAudit.InxServiceTests

- √ InxService_updateService (0.0215780s)
- √ TransferOwnershipRevertFromNonOwner (0.0079210s)
- √ RenounceOwnershipPass (0.0114860s)
- √ TransferOwnershipPass (0.0116250s)
- √ TransferOwnershipRevertTo0 (0.0183030s)

Contract: HoshoAudit.InxTests

- √ transfer_TransfersAfterLockEnd (0.0747200s)
- √ transfer_lockedSomeTokensTransfersPartialAmount (0.0643730s)
- √ transfer_lockedMoreTokensReturnsFalse (0.0655230s)
- √ transfer_lockedSomeTokensTransfersUnlockedAmount (0.0636860s)
- √ releaseTokens_releaseslockedTokens (0.0334630s)
- √ lockTokens_revertsBeforeBlockstamp (0.0110490s)
- √ transfer_lockedAllTokensReturnsFalse (0.0783080s)
- √ lockTokens_RevertsAddress0 (0.0104230s)
- √ lockTokens_locksTokens (0.0184720s)
- √ updateInxService_updatesService (0.0185060s)
- √ releaseTokens_revertsAddress0 (0.0094730s)
- √ checkLockup_returns (0.0622460s)
- √ transfer_lockedSomeTokensTransfersPartialAmount (0.0783080s)
- √ transfer_lockedSomeTokensTransfersUnlockedAmount (0.0643730s)

Contract: HoshoAudit.OwnableTests

√ TransferOwnershipRevertFromNonOwner (0.0517760s)

Contract: HoshoAudit.OwnableTests

√ TransferOwnershipRevertTo0 (0.0570210s)
√ TransferOwnershipPass (0.0572810s)
√ RevertMultiplyOverflow (0.0308370s)
√ RevertDivideBy0 (0.0105140s)
√ AllowModulo (0.0055330s)
√ RevertModulo0 (0.0050720s)
√ AllowRegularAddition (0.0047130s)
√ SkipOperationMult0 (0.0057440s)
√ AllowRegularSubtraction (0.0057460s)

Contract: HoshoAudit.SafeMathTests

√ RevertSubtractionOverflow (0.0101130s)
√ RevertAdditionOverflow (0.0088570s)
√ AllowRegularDivision (0.0056410s)
√ AllowRegularMultiply (0.0056280s)
√ getWhitelistData_returnsData (0.0620150s)

Contract: HoshoAudit.WhitelistingTests

√ removeOwner_removesOwner (0.0281800s)
√ addOwner_RevertAddress0 (0.0099730s)
√ checkWhitelistStatus_returnsTrueOnWhitelistedAccount (0.0485260s)
√ checkWhitelistStatus_returnsFalseOnNotWhitelistedAccount (0.0283920s)

Contract: HoshoAudit.ERC20BasicStandardTests

√ Configuration (0.1143770s)

Appendix B

FILE	FINGERPRINT
ConvertLib.sol	8A754FA8013A1D73D5E438C98A323A4EA1DFF1CF82C9B61D48475EA2FAC48A4A
InxRegistry.sol	409BF6F317A2C630A6A2404B1507CF36E6A2E1EDDD63AEE78E1CC20E7FDF65D3
InxService.sol	E20F19213F798F17A2286393DA015F3A88D855E92DCDC67D41C8A3921EDF6067
InxToken.sol	12296F0A769864CF0FBE599B2EC2662EED31E8DE59986C769E7E690E14C87F53
InxValidation.sol	6A4F12FE099D2617935A6BDDB5F82E9B9A5651DAC36448453059363ED625EEEB
InxValidationTest.sol	D84C06924CFE993C8651D64662EC395BE44DFE6E00CCF9793BDBBC87FD8595B6
SafeMath.sol	ACEA06418FEDEACC6D3C4555C38DD8282E766B7E995774DC45BC7EBF3DC9C982
Ownable.sol	6AE325852017A3C7195F05D48DA986E66E3CF846B5DDF6181A75C831DF51ED83
ERC20Basic.sol	5994CA07CD8B08F322D6E2F5ECDD5C1F3955FDBA8E9A83DF9876BE9DF2E27A8D
IERC20.sol	103F9AE7C0715BB0E07F1258958A2C34E78800D49C877C0082FEF0763CE1A576

Appendix C

FILE	% BRANCHES	% FUNCTION	% LINES
ConvertLib.sol	100%	0%	0%
InxRegistry.sol	100%	100%	100%
InxService.sol	100%	100%	100%
InxToken.sol	72.22%	100%	92.7%
InxValidation.sol	50%	100%	66.67%
InxValidationTest.sol	0%	0%	0%
SafeMath.sol	100%	100%	100%
Ownable.sol	100%	100%	100%
ERC20Basic.sol	100%	100%	100%
IERC20.sol	100%	100%	100%
ALL FILES	75.68%* (56/74)	95.12%* (39/41)	91.43%* (160/175)

* Totals are calculated using weighted percentages